Exhibit 32.2
CERTIFICATION OF THE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the combined Quarterly Report of WGL Holdings, Inc. and Washington Gas Light Company (the “Companies”) on Form 10-Q for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederic M. Kline, Vice President and Chief Financial Officer of the Companies, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.
     This certification is being made for the exclusive purpose of compliance by the Vice President and Chief Financial Officer of the Companies with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.
/s/ Frederic M. Kline
Frederic M. Kline
Vice President and Chief Financial Officer
August 9, 2005